Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned parties hereby agrees as follows:

Each party represents to the other parties that it is eligible to make the required statement on Schedule 13G.

Each party is responsible for the timely filing of the statement and any amendments to the statement.

Each party is not responsible for the completeness and accuracy of the information concerning the other parties, unless it knows or has reason to believe the information is inaccurate.

Each party agrees to the filing with the Securities and Exchange Commission on its behalf of a joint statement on Schedule 13G (including amendments thereto) with respect to the Shares of Preferred Stock of VimpelCom Ltd., and to the inclusion of this Agreement as an Exhibit to such filing.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 5th day of January 2012.

BERTOFAN INVESTMENTS LIMITED

By:
/s/ Ioannis Kriftis

Name: Ioannis Kriftis
Title: Director

THE CARAVAGGIO TRUST

By:
/s/ Anna Nydegger

Name: Anna Nydegger
For Booster Limited, Trustee

THE VERMEER TRUST

By:
/s/ Colin Walker

Name: Colin Walker
For Gloucester Group Limited, Trustee